UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2023 (March 21, 2023)
APPLIED MOLECULAR TRANSPORT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 East Jamie Court
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)
(650) 392-0420
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On March 21, 2023, the board of directors (the “Board”) of Applied Molecular Transport Inc. (the “Company”) approved a reduction of the Company’s workforce by 35 employees across all functional areas of the Company, resulting in a total of 26 remaining full-time employees (the “Workforce Reduction”). The Workforce Reduction is intended to preserve capital by reducing the Company’s operating expenses. Affected employees will be offered customary separation benefits, including one time severance payments and payments to cover premiums for the continuation of healthcare coverage for a limited period of time. As a result of the Workforce Reduction, the Company estimates that it will incur approximately $3 million in costs primarily related to severance costs and related expenses and expects that the payments of these costs will be made through the end of the second quarter of 2023. The estimate of costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Workforce Reduction. The organizational changes associated with the Workforce Reduction are expected to be substantially completed during the first quarter of 2023.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)Departure of Officer
On March 24, 2023, Tahir Mahmood departed from his position as the Company’s Chief Executive Officer. Consistent with the terms of the Company’s Senior Executive Change in Control and Severance Policy, Dr. Mahmood will be eligible to receive (i) a lump sum payment equal to 100% of his base salary and (ii) an upfront payment equal to twelve months of premiums for COBRA continuation coverage or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof. The payment of these severance amounts will be contingent on Dr. Mahmood signing a customary separation and release agreement that will release the Company from any potential claims by Dr. Mahmood. The foregoing description of the separation and release agreement is only a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the final separation and release agreement, a copy of which will be filed with the Company’s public filings after execution. Dr. Mahmood shall remain on the Company’s Board of Directors. The Company intends to enter into a consulting agreement with Dr. Mahmood, subject to mutual agreement of terms in the near future.
The Company is very grateful for Dr. Mahmood’s valuable contributions to the Company over the years.
(c)Appointment of Executive Officer
On March 21, 2023, the Board approved the appointment of Shawn Cross, age 55, as Chief Executive Officer of the Company and Chair of the Board. Each of the foregoing appointments are effective as of March 24, 2023 (“Effective Date”). Mr. Cross currently serves as the Company’s President and Chief Operating Officer.
In connection with Mr. Cross’ new position as Chief Executive Officer, Mr. Cross’ annual base salary has been increased to $580,000 and his annual target cash incentive payment has been increased to 55% of his base salary. As of the Effective Date, Mr. Cross was also granted an option to purchase 668,000 shares of common stock under the Company’s 2020 Equity Incentive Plan. Fifty-percent (50%) of the shares subject to the option will vest immediately upon grant, with the remaining 50% of the grant to vest in equal monthly installments over the following 24 months, subject to Mr. Cross’ continuous service on each vesting date.
Mr. Cross has served as the Company’s President and Chief Operating Officer since May 2022, and served as the Company’s Chief Financial Officer from March 2020 to May 2022. Prior to joining the Company, Mr. Cross was at JMP Securities LLC where he was Managing Director and Co-Head Healthcare Investment Banking and a member of the Investment Banking Management Committee from September 2018 to March 2020. Prior to JMP Securities LLC, Mr. Cross worked at GT BioPharma, Inc., a clinical stage immuno-oncology company, where he was President and Chief Operating Officer from November 2017 to February 2018 and Chairman of the board of directors and Chief Executive Officer from February 2018 to July 2018. Mr. Cross was Managing Director, Healthcare Investment Banking at Deutsche Bank Securities from November 2015 to November 2017 and Managing Director, Healthcare Investment Banking at Wells Fargo Securities from November 2010 to August 2015. He has served on the board of directors of BioPlus Acquisition Corp since December 2021. Mr. Cross holds a B.S. in Kinesiology from the University of California, Los Angeles and an M.B.A. from Columbia Business School.
(d)Election of New Directors.
To the extent required by Item 5.02(d), the information contained in Item 5.02(b) is incorporated by reference herein.

On March 21, 2023, the Board appointed Mr. Cross to serve as a Class I director on the Board for a term expiring at the 2024 annual meeting of the Company’s stockholders. Mr. Cross’ Board appointment is effective March 24, 2023.
Mr. Cross has the prior experience described above under the subheading “(c) Appointment of Executive Officer”.
The selection of Mr. Cross to serve as Chief Executive Officer, Chair, and Director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Cross and any director or executive officer of the Company, and Mr. Cross has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Cross’ appointment to the Board, the Board increased the size of the board from six members to seven.
As an employee director, Mr. Cross will not receive any additional compensation for his service as a director pursuant to the Company’s director compensation policy.
Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the (1) departure of Dr. Mahmood as Chief Executive Officer effective March 24, 2023, and (2) appointment of Mr. Cross as Chief Executive Officer, Chair and as a member of the Board effective March 24, 2023, is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Form 8-K are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform, statements relating to the Company’s business plans, statements relating to the anticipated timing and details of the Workforce Reduction and the expected impacts, charges and costs associated with the Workforce Reduction that the Company expects to incur. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this 8-K, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: March 27, 2023	By:	/s/ Earl Douglas
Earl Douglas
Executive Vice President and General Counsel and Secretary